EXHIBIT 1

HIGH RIVER LIMITED PARTNERSHIP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS LP
767 Fifth Avenue, 47th Floor
New York, New York 10153

April 19, 2018
Via Email and Federal Express
Xerox Corporation
201 Merritt 7
Norwalk, Connecticut 06851-1056
E-mail: sarah.mcconnell@xerox.com

Attention:   Sarah Elizabeth Hlavinka
Executive Vice President and General Counsel and Corporate Secretary

Re:  Inspection of Stocklist Materials

Ladies and Gentlemen:
High River Limited Partnership ("High River") hereby demands, pursuant to Section 624 of the New York Business Corporation Law (the "NYBCL"), that Xerox Corporation (the "Corporation") produce certain stocklist materials to High River in the context of the Corporation's upcoming annual meeting of stockholders (the "Annual Meeting") and the proxy contest that High River, Icahn Partners LP and Icahn Partners Master Fund LP, each a Delaware limited partnership (collectively, the "Icahn Parties"), will be conducting (together with certain other participants named in the Icahn Parties' proxy materials filed with the U.S. Securities and Exchange Commission) at the Annual Meeting.
High River is the record holder of 100 shares of common stock, $1 par value per share ("Common Stock"), of the Corporation (attached hereto as Exhibit A is a true and correct copy of a Direct Registration Advice Statement issued to High River by Computershare Trust Company, N.A. evidencing such record ownership). The Icahn Parties collectively are the beneficial holders of 23,456,087 shares of Common Stock (including the 100 shares of Common Stock of which High River is the stockholder of record), constituting approximately 9.21% of the shares of Common Stock outstanding. The Icahn Parties have been stockholders of the Corporation since July 16, 2015.

The Icahn Parties have agreed to act in concert with Mr. Darwin Deason and his affiliates with respect to the solicitation of proxies in connection with the proposed transactions between the Corporation and FUJIFILM Holdings Corporation and/or for use at the Annual Meeting. Based on the foregoing, the Icahn Parties and Mr. Deason and his affiliates have formed a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. The group may be deemed to beneficially own all of the shares of Common Stock beneficially owned by the Icahn Parties and all of the shares of Common Stock beneficially owned by Mr. Deason and his affiliates. Such group may be deemed to beneficially own, in the aggregate, 38,778,428 shares of Common Stock (including 6,741,572 shares of Common Stock issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Mr. Deason and his affiliates), constituting approximately 15.23% of the shares of Common Stock outstanding. However, the Icahn Parties expressly disclaim beneficial ownership of the 15,322,341 shares of Common Stock beneficially owned by Mr. Deason and his affiliates (including the 6,741,572 shares of Common Stock issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Mr. Deason and his affiliates). The Icahn Parties expressly retain the sole voting and investment power of the shares of Common Stock that the Icahn Parties beneficially own.

As holders of the Common Stock of the Corporation, the Icahn Parties hereby demand, pursuant to Section 624 of the NYBCL and the common law of the State of New York, the right to inspect, no later than April 24, 2018, during normal business hours, the following documents and records of the Corporation, and to make copies or abstracts therefrom:

(a) A complete record or list of the Corporation's common stockholders, certified by the Corporation or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder as of the most recent date available, as well as the names, addresses and share amounts held by participants in any corporation dividend reinvestment plan, employee plan, and/or any similar plan as of the most recent date available;
(b) A magnetic computer tape or cartridge or other electronic medium containing the lists of the holders of Common Stock requested herein as of the most recent date available, showing the names, addresses and number of shares held by each stockholder, such computer processing data as is necessary for the Icahn Parties to make use of such magnetic computer tape or cartridge or other electronic medium, and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes;
(c) All daily transfer sheets showing changes in the names, addresses and number of shares owned of the Corporation's common stockholders which are in or come into the possession of the Corporation or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder lists referred to herein to the conclusion of the Annual Meeting (together with any adjournment, postponement or continuation thereof);
(d) All information in the Corporation's, its transfer agent's or its proxy solicitor's or any of their agents' possession, or which can reasonably be obtained from nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares held by the actual beneficial owners of Common Stock as of the most recent date available and as of the close of business of each Friday thereafter until the Annual Meeting including an alphabetical breakdown of any holdings in the respective names of Cede & Co. and other similar depositories or nominees as well as any material request list provided by Broadridge Financial Solutions, Inc. or Mediant Communications LLC and any omnibus proxies issued by such entities. If such information is not in the Corporation's possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;
(e) All information in or which comes into the Corporation's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of the beneficial owners of Common Stock ("NOBO's") pursuant to Rule 14b-1(c) or Rule 14b- 2(c) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance and magnetic computer tape or cartridge or other electronic medium (together with such computer processing data as is necessary for the Icahn Parties to make use of such magnetic computer tape or cartridge or other electronic medium) and a printout of such magnetic computer tape or cartridge or other electronic medium for verification purposes. If such information is not in the Corporation's possession, custody or control, such information should be requested from Broadridge Financial Solutions, Inc. or Mediant Communications LLC;
(f) A list as of the most recent date available of common stockholders of the Corporation who are participants in any Corporation employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of Common Stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan's participants, showing (i) the name and address of each such participant, (ii) the number of shares of Common Stock attributable to each such participant in any such plan, and (iii) the method by which the Icahn Parties or their agents may communicate with each such participant, as well as the name, firm and phone number of the trustee or administrator of such plan, and a detailed explanation of the voting treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either they do not receive instructions or shares which are outstanding in the plan but are unallocated to any participant;
(g) A list of all holders of Common Stock and respondent banks (and their email addresses) who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Corporation pursuant to Rule 14(a)- 16(j)(2) of the Exchange Act as of the most recent date available;
(h) A stop list or stop lists relating to any shares of Common Stock and any additions or deletions from the date of the list referred to in paragraph (a) above;
(i) A list of all stockholders owning 1,000 or more shares of Common Stock arranged in descending order as of the most recent date available;
(j) All omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended, which are now or hereafter in the Corporation's possession or control, or which can reasonable be obtained by the Corporation;
(k) A correct and complete copy of the Corporation's bylaws, and any and all changes of any sort to the bylaws hereafter made through the Annual Meeting, including without limitation, any amendment to existing bylaws, any adoption of new bylaws or deletions of existing bylaws, and any rules and regulations of the Corporation regarding the nomination and election of directors, stockholder proposals and conduct of the Annual Meeting; and
(1) The information and records specified in the foregoing paragraphs should also be provided for the record date for the Annual Meeting, and any other record date set by the Corporation's board of directors, by operation of law or otherwise for the Annual Meeting.
The undersigned further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (1) above be immediately furnished to the undersigned as such modifications, additions or deletions become available to the Corporation or its agents or representatives.
The purpose of this demand is to allow the Icahn Parties to conduct a proxy contest for the election of directors at the Annual Meeting and for the Icahn Parties to otherwise communicate their views on the management and direction of the Corporation to the stockholders.
As required by Section 624 of the NYBCL, the Icahn Parties hereby attest that: (i) the inspection demanded herein is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation; and (ii) the Icahn Parties have not not within five years sold or offered for sale any list of shareholders of any corporation of any type or kind, whether or not formed under the laws of the State of New York, or aided or abetted any person in procuring any such record of shareholders for any such purpose.
The undersigned will bear the reasonable costs incurred by the Corporation in connection with the production of the above information. The undersigned hereby authorizes Peter C. Harkins and Jordan M. Kovler, each a Managing Director of Harkins Kovler, LLC, One Rockefeller Plaza, New York, NY 10020, telephone +1 (212) 468-5380, the proxy solicitor for the Icahn Parties, acting together, singly or in combination, to conduct, as their agents, the inspection and copying requested herein and otherwise act on behalf of the undersigned pursuant to the attached power of attorney.

Please advise the undersigned's General Counsel, Mr. Jesse A. Lynn, at jlynn@sfire.com or (212) 702-4331 as promptly as practicable when and where the items demanded above will be made available to the undersigned. Please also advise Jesse Lynn immediately whether you voluntarily will supply the requested information.

Very truly yours,

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP

By: __________________________
       Name: Keith Cozza
       Its: Chief Operating Officer

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member

By: __________________________
       Name: Keith Cozza
        Its: Secretary

SWORN TO AND SUBSCRIBED
before me this 19th day of April 2018

_________________________________
Notary Public

POWER OF ATTORNEY

KNOW ALL MEN that each of the undersigned does hereby make, constitute and appoint:

Peter C. Harkins and Jordan M. Kovler of Harkins Kovler, LLC; and their partners, associates, employees and any other persons designated by any of them, acting alone or together, its true and lawful attorneys-in-fact and agents for it in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on its behalf, as a stockholder of Xerox Corporation, to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description.

Each of the undersigned reserves all rights on its part to do any act which said attorneys hereby are authorized to do or perform. This Power of Attorney may be terminated by each of the undersigned or said attorneys by written notice to the other.

ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP

By: __________________________
       Name: Keith Cozza
       Its: Chief Operating Officer

HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member

By: _________________________
       Name: Keith Cozza
       Its: Secretary

SWORN TO AND SUBSCRIBED
before me this 19th day of April 2018

__________________________________
Notary Public

EXHIBIT A